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         	Matters Submitted to a Vote of Security Holders

		Morgan Stanley Variable Investment Series


At a Special Joint Meeting of Shareholders held on May 11, 2010, shareholders approved an Agreement and Plan of Reorganization under which the assets and liabilities of each portfolio of Morgan Stanley Variable Investment Series listed below were transferred to a corresponding Invesco Fund (each, an "Acquiring Fund").

Morgan Stanley Variable Investment Series:	Acquiring Funds
------------------------------------------      ---------------
Dividend Growth Portfolio	                Invesco V.I. Dividend Growth Portfolio
Global Dividend Growth Portfolio 	        Invesco V.I. Global Dividend Growth Fund
High Yield Portfolio	                        Invesco V.I. High Yield Securities Fund
Income Builder Portfolio	                Invesco V.I. Income Builder Fund
S&P 500 Index Portfolio	                        Invesco V.I. S&P 500 Index Fund


Voting results:

Dividend Growth Portfolio            For                  Withhold            Abstain
-------------------------            --------------       ------------        --------------

                                     17,337,708.815       500,364.110         1,393,829.026


Global Dividend Growth Portfolio     For                  Withhold            Abstain
--------------------------------     ---------------      -------------       --------------

                                     9,313,475.804        571,294.596         624,113.341



High Yield Portfolio                 For                  Withhold            Abstain
--------------------------------     ---------------      -------------       --------------

                                     26,367,409.467       1,046,233.626       2,021,109.119


Income Builder Portfolio             For                  Withhold            Abstain
--------------------------------     --------------       -------------       --------------

				     2,927,333.097        225,191.507         246,767.882



S&P 500 Index Portfolio              For                  Withhold            Abstain
-----------------------              ---------------      -------------       --------------

                                     11,445,667.045	  446,098.358	      823,508.710


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